Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

February 10, 2023

Diebold Nixdorf, Incorporated,

50 Executive Parkway, P.O. Box 2520,

Hudson, Ohio 44236.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of the offer by Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), and the subsidiary guarantors as set forth in the Registration Statement (the “Registration Statement”) on Form S-4 (the “Guarantors”) to exchange any and all validly tendered and accepted outstanding 8.500% Senior Notes due 2024 of the Company for units (the “New Units”) to be issued pursuant to the Unit Agreement, dated as of December 29, 2022 (the “Unit Agreement”), between the Company and U.S. Bank Trust Company, National Association (“U.S. Bank”), as units trustee (the “Units Trustee”), as trustee under the New Notes Indenture (as defined below) (the “Notes Trustee”), and as warrant agent under the Warrant Agreement (as defined below) (the “Warrant Agent”), consisting of (a) new 8.500%/12.500% Senior Secured PIK Toggle Notes due 2026 to be issued by the Company (the “New Notes”) pursuant to the Indenture, dated as of December 29, 2022, among the Company, the Guarantors, U.S. Bank, as trustee, and GLAS Americas LLC, as notes collateral agent (the “Notes Collateral Agent”) (the “2L Indenture”), to be supplemented by the first supplemental indenture to be entered into by the Company, the Notes Trustee and the Notes Collateral Agent (the “Supplemental Indenture”) (as supplemented by the Supplemental Indenture, the “New Notes Indenture”) and the related guarantees (the “Guarantees”) of the Guarantors, and (b) warrants to purchase common shares, par value $1.25 per share, of the Company, to be reallocated on a pro rata basis pursuant to the Warrant Agreement, dated as of December 29, 2022, between the Company and U.S. Bank, as warrant agent (the “Warrant Agreement”) (the “New Warrants” and together with the New Units and the New Notes, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. For purposes of this opinion, “Opinion Guarantor” means each Guarantor identified as a Delaware Corporation, Delaware LLC or New York Corporation and “Non-Opinion Guarantor” means each Guarantor that is not an Opinion Guarantor. Upon the basis of such examination, it is our opinion that:

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(1) When the Registration Statement relating to the Securities and the Guarantees has become effective under the Act and the New Units have been duly authorized, executed and authenticated in accordance with the Unit Agreement and issued and exchanged as contemplated in the Registration Statement, the New Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2) When the Registration Statement has become effective under the Act and the New Warrants have been reallocated and duly executed and authenticated in accordance with the Unit Agreement and Warrant Agreement, as applicable, and exchanged as contemplated in the Registration Statement, the New Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) When the Registration Statement has become effective under the Act, the Supplemental Indenture has been duly authorized, executed and delivered, and the New Notes and the Guarantees have been duly authorized, executed and authenticated in accordance with the New Notes Indenture and issued and exchanged as contemplated in the Registration Statement, (a) the New Notes will constitute valid and legally binding obligations of the Company and (b) the Guarantees will constitute valid and legally binding obligations of the Guarantors, each subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers and we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and exchange of the Securities or the Guarantees.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that (a) each of the parties to the Unit Agreement, the Warrant Agreement and/or the New Notes Indenture other than the Opinion Guarantors is validly existing and authorized to do business insofar as the law of their respective jurisdictions of incorporation or organization (the “Non-Opinion Laws”) is concerned, (b) the Unit Agreement has been, and the New Units will be, duly authorized, executed and delivered by the Company and the Units Trustee, the Notes Trustee and the Warrant Agent, (c) the Warrant Agreement has been, and the New Warrants will be, duly authorized, executed and delivered by the Company and the Warrant Agent, (d) the 2L Indenture has been, and the Supplemental Indenture will be, duly authorized, executed and delivered by the Company, the Notes Trustee, the Notes Collateral Agent and Non-Opinion Guarantors, insofar as the Non-Opinion Laws are concerned, as applicable, (e)

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the Guarantees will be duly authorized, executed and delivered by each Non-Opinion Guarantor, (f) the execution and delivery of the Unit Agreement, the New Units, the Warrant Agreement, the New Warrants, the Guarantees and/or the New Notes Indenture, as applicable, has not and will not result in any breach or violation of, or conflict with, the Non-Opinion Laws, as applicable, (g) the provisions of the Unit Agreement designating the law of the State of New York as the governing law of the Unit Agreement are valid and binding on each of the Company, the Units Trustee, the Notes Trustee and the Warrant Agent, (h) the provisions of the Warrant Agreement designating the law of the State of New York as the governing law of the Warrant Agreement are valid and binding on each of the Company and the Warrant Agent, and (i) the provisions of the New Notes Indenture designating the law of the State of New York as the governing law of the New Notes Indenture are or will be valid and binding on each of the Company, the Notes Trustee, the Notes Collateral Agent and the Non-Opinion Guarantors, as applicable, assumptions which we have not independently verified. With respect to all matters of Ohio law, we note you have received an opinion of Jones Day; with respect to all matters of German law, we note you have received opinions of Sullivan & Cromwell LLP; with respect to all matters of Belgian law, we note you have received opinions of Jones Day; with respect to all matters of French law, we note you have received opinions of Sullivan & Cromwell LLP; with respect to all matters of Dutch law, we note you have received an opinion of Jones Day; with respect to all matters of Canadian law, we note you have received an opinion of McMillan LLP; with respect to all matters of Swedish law, we note you have received the opinion of Gernandt & Danielsson; with respect to all matters of English law, we note you have received an opinion of Sullivan & Cromwell LLP; with respect to all matters of Italian law, we note you have received an opinion of Jones Day; with respect to all matters of Polish law, we note you have received an opinion of K2 Legal Korboński I Partnerzy Kancelaria Radców Prawnych Spółka Partnerska; with respect to all matters of Spanish law, we note you have received opinions of Jones Day, each dated the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP